UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 21, 2002

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii
(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 93813
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)
(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None
(Former name or former address, if changed since last report.)

Item 5.    Other Events

On October 21, 2002, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. REPORTS THIRD QUARTER 2002 EARNINGS

HONOLULU—Hawaiian Electric Industries, Inc. (NYSE-HE) today reported income from continuing operations for the three months ended September 30, 2002 of $32.8 million, or 90 cents per share, compared with $28.7 million, or 85 cents per share in the same quarter of 2001. For the nine months ended September 30, 2002, income from continuing operations was $90.7 million, or $2.51 per share, compared with $82.5 million, or $2.47 per share in the same period last year.

“Thirty-two percent net income growth from our bank this quarter versus the same quarter last year boosted HEI’s income from continuing operations by 14%,” said Robert F. Clarke, HEI chairman, president and chief executive officer. “Lower interest expense at the holding company also contributed to HEI’s income from continuing operations growth.” Utility results were stable this quarter as compared with the same quarter of 2001. “Although income from continuing operations was up 14% this quarter, earnings per share from continuing operations were up only 6% due to an 8% increase in the average number of shares outstanding, primarily resulting from HEI’s November 2001 common stock offering.”

Electric utility net income during the quarter was $25.6 million versus $25.7 million in the same quarter last year. Electric utility net income for the nine months was consistent with the same period last year at $69.8 million.

“Increases in usage and the number of residential customers caused kilowatthour sales to grow by 1.8% for the quarter despite slightly cooler weather,” said Clarke. Increased operation and maintenance expenses and depreciation as compared with the same quarter last year offset the earnings impact of the kilowatthour sales increase. Other operations expense was higher primarily due to a $1.6 million decrease in net pension credits. In addition, maintenance expenses were higher primarily due to the timing and larger scope of generating unit overhauls.

Bank net income in the third quarter was $14.7 million compared to $11.1 million in the same quarter last year. Bank net income for the nine months was $42.8 million versus $33.2 million in the same period of 2001.

“Our bank’s net income continues to benefit from favorable interest rates that kept its cost of funds low,” said Clarke. The interest rate spread was 3.28% in the recent quarter versus 3.08% for the same quarter of 2001. “Also, delinquencies have been at five-year lows, which translated into a lower provision for loan losses in the third quarter as compared with the same quarter last year,” added Clarke. Increased financial services and deposit fee income were partially offset by increases in general and administrative expenses and writedowns of mortgage servicing rights as loans have experienced high prepayments in the current low interest rate environment. The adoption of new accounting rules established by the Financial Accounting Standards Board calling for the discontinuation of goodwill amortization added $1 million of the $3.6 million increase in bank net income for the third quarter as compared to the same quarter last year. For the nine months, the discontinuation of goodwill amortization resulted in a $2.9 million increase in bank net income.

Continued low interest rates and record mortgage refinancing volume are, however, beginning to pressure the bank’s interest rate spread as the bank’s loan portfolio reprices lower while deposit rates are already at low levels.

HEI is the largest Hawaii-based company, providing electric utility services to 95% of Hawaii’s residents and a wide array of banking services to consumers and businesses through the state’s third largest bank.

Forward-Looking Statements

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with “Forward-looking statements” (which is incorporated by reference herein) set forth on page v of HEI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

###

HAWAIIAN ELECTRIC INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,		Twelve months ended September 30,
	2002	2001	2002	2001	2002	2001
	(in thousands, except per share amounts)
Revenues
Electric utility	$333,636	$341,386	$919,643	$973,460	$1,235,487	$1,316,056
Bank	99,722	108,034	300,633	336,038	409,197	453,654
Other	(1,798)	(2,128)	(2,278)	(1,530)	(7,377)	851

	431,560	447,292	1,217,998	1,307,968	1,637,307	1,770,561

Expenses
Electric utility	280,047	287,064	769,497	821,100	1,043,756	1,127,143
Bank	75,156	88,546	229,527	278,829	313,201	378,888
Other	4,650	2,631	13,913	9,354	17,801	12,502

	359,853	378,241	1,012,937	1,109,283	1,374,758	1,518,533

Operating income (loss)
Electric utility	53,589	54,322	150,146	152,360	191,731	188,913
Bank	24,566	19,488	71,106	57,209	95,996	74,766
Other	(6,448)	(4,759)	(16,191)	(10,884)	(25,178)	(11,651)

	71,707	69,051	205,061	198,685	262,549	252,028

Interest expense—other than bank	(17,751)	(19,937)	(54,618)	(59,461)	(73,883)	(79,172)
Allowance for borrowed funds used during construction	549	524	1,392	1,711	1,939	2,413
Preferred stock dividends of subsidiaries	(501)	(501)	(1,504)	(1,504)	(2,006)	(2,006)
Preferred securities distributions of trust subsidiaries	(4,008)	(4,008)	(12,026)	(12,026)	(16,035)	(16,035)
Allowance for equity funds used during construction	1,162	998	2,977	3,218	3,998	4,496

Income from continuing operations before income taxes	51,158	46,127	141,282	130,623	176,562	161,724
Income taxes	18,381	17,461	50,602	48,081	60,678	57,768

Income from continuing operations	32,777	28,666	90,680	82,542	115,884	103,956
Discontinued operations, net of income taxes
Loss from operations	—	(711)	—	(1,254)	—	(47,045)
Net loss on disposals	—	(20,821)	—	(20,821)	(1,966)	(20,821)

Loss from discontinued operations	—	(21,532)	—	(22,075)	(1,966)	(67,866)

Net income	$32,777	$7,134	$90,680	$60,467	$113,918	$36,090

Per common share
Basic earnings (loss)
Continuing operations	$0.90	$0.85	$2.51	$2.47	$3.24	$3.12
Discontinued operations	—	(0.64)	—	(0.66)	(0.06)	(2.04)

	$0.90	$0.21	$2.51	$1.81	$3.18	$1.08

Diluted earnings (loss)
Continuing operations	$0.89	$0.84	$2.49	$2.46	$3.22	$3.11
Discontinued operations	—	(0.63)	—	(0.66)	(0.05)	(2.03)

	$0.89	$0.21	$2.49	$1.80	$3.17	$1.08

Dividends	$0.62	$0.62	$1.86	$1.86	$2.48	$2.48

Weighted-average number of common shares outstanding	36,435	33,716	36,150	33,454	35,770	33,305

Adjusted weighted-average shares	36,627	33,925	36,350	33,634	35,957	33,471

Income (loss) from continuing operations by segment
Electric utility	$25,610	$25,695	$69,819	$69,836	$88,283	$84,363
Bank	14,652	11,072	42,815	33,154	58,192	43,352
Other	(7,485)	(8,101)	(21,954)	(20,448)	(30,591)	(23,759)

Income from continuing operations	$32,777	$28,666	$90,680	$82,542	$115,884	$103,956

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2001 and the consolidated financial statements and the notes thereto in HEI's Quarterly Report on SEC Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 (when filed).

Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

HAWAIIAN ELECTRIC INDUSTRIES, INC. AND SUBSIDIARIES

GOODWILL
(Unaudited)

The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets” on January 1, 2002. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually.

The Company's $83.2 million of goodwill is in the bank segment and was tested for impairment as of January 1, 2002 and will be tested for impairment annually in the fourth quarter using data as of September 30, 2002. As of January 1, 2002, there was no impairment of goodwill. The fair value of the bank was estimated using a valuation method based on a market approach, which takes into consideration market values of comparable publicly traded companies and recent transactions of companies in the industry.

Application of the provisions of SFAS No. 142 has affected the comparability of current period results of operations with prior periods because the goodwill in the bank segment is no longer being amortized over a 25 year period. Thus, the following “transitional” disclosures present net income and earnings per common share “adjusted” as shown below:

	Three months ended September 30,		Nine months ended September 30,		Twelve months ended September 30,
	2002	2001	2002	2001	2002	2001
	(in thousands, except per share amounts)
Consolidated
Reported net income	$32,777	$7,134	$90,680	$60,467	$113,918	$36,090
Goodwill amortization, net of tax benefits	—	961	—	2,877	968	3,831

Adjusted net income	$32,777	$8,095	$90,680	$63,344	$114,886	$39,921

Per common share
Reported basic earnings	$0.90	$0.21	$2.51	$1.81	$3.18	$1.08
Goodwill amortization, net of tax benefits	—	0.03	—	0.08	0.03	0.12

Adjusted basic earnings	$0.90	$0.24	$2.51	$1.89	$3.21	$1.20

Per common share
Reported diluted earnings	$0.89	$0.21	$2.49	$1.80	$3.17	$1.08
Goodwill amortization, net of tax benefits	—	0.03	—	0.08	0.03	0.11

Adjusted diluted earnings	$0.89	$0.24	$2.49	$1.88	$3.20	$1.19

Bank
Reported net income	$14,652	$11,072	$42,815	$33,154	$58,192	$43,352
Goodwill amortization, net of tax benefits	—	961	—	2,877	968	3,831

Adjusted net income	$14,652	$12,033	$42,815	$36,031	$59,160	$47,183

HAWAIIAN ELECTRIC COMPANY, INC. (HECO) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2002	2001	2002	2001
	(in thousands)
Operating revenues	$332,453	$340,231	$916,402	$969,979

Operating expenses
Fuel oil	85,311	96,665	218,901	266,995
Purchased power	87,123	87,670	240,744	253,067
Other operation	33,888	30,729	95,573	90,599
Maintenance	15,705	14,540	45,727	42,752
Depreciation	26,340	25,363	79,063	75,335
Taxes, other than income taxes	31,287	31,494	88,769	91,411
Income taxes	16,287	16,244	44,110	44,210

	295,941	302,705	812,887	864,369

Operating income	36,512	37,526	103,515	105,610

Other income
Allowance for equity funds used during construction	1,162	998	2,977	3,218
Other, net	858	530	2,435	2,467

	2,020	1,528	5,412	5,685

Income before interest and other charges	38,532	39,054	108,927	111,295

Interest and other charges
Interest on long-term debt	10,127	10,126	30,430	30,127
Amortization of net bond premium and expense	498	509	1,505	1,546
Other interest charges	430	832	1,313	4,245
Allowance for borrowed funds used during construction	(549)	(524)	(1,392)	(1,711)
Preferred stock dividends of subsidiaries	228	228	686	686
Preferred securities distributions of trust subsidiaries	1,918	1,918	5,756	5,756

	12,652	13,089	38,298	40,649

Income before preferred stock dividends of HECO	25,880	25,965	70,629	70,646
Preferred stock dividends of HECO	270	270	810	810

Net income for common stock	$25,610	$25,695	$69,819	$69,836

OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,515	2,471	7,117	7,010
Cooling degree days (Oahu)	1,539	1,578	3,611	3,711

AMERICAN SAVINGS BANK, F.S.B. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2002	2001	2002	2001
		(in thousands)
Interest and dividend income:
Interest and fees on loans	$50,210	$53,760	$152,300	$178,665
Interest on mortgage-related securities	35,503	39,136	103,634	115,331
Interest and dividends on investment securities	1,880	4,071	5,979	13,163

Total interest and dividend income	87,593	96,967	261,913	307,159

Interest expense:
Interest on deposit liabilities	17,833	29,015	57,331	92,241
Interest on Federal Home Loan Bank advances	14,905	16,540	43,327	54,267
Interest on securities sold under repurchase agreements	5,683	6,563	15,256	22,922

Total interest expense	38,421	52,118	115,914	169,430

Net interest income	49,172	44,849	145,999	137,729
Provision for loan losses	1,500	3,000	8,000	9,000

Net interest income after provision for loan losses	47,672	41,849	137,999	128,729

Other income:
Fees from other financial services	5,416	4,512	15,381	12,594
Fees from deposit liabilities	4,091	2,309	11,717	6,713
Fee income on other financial products	2,592	2,282	7,647	5,850
Fee income on loans serviced by others, net	(882)	663	(369)	1,794
Gain (loss) on sale of securities	(913)	(268)	(640)	3,731
Loss on investments	—	—	—	(6,164)
Other income	1,825	1,569	4,984	4,361

Total other income	12,129	11,067	38,720	28,879

General and administrative expenses:
Compensation and employee benefits	14,753	13,090	44,046	38,647
Occupancy and equipment	7,896	7,225	22,387	21,324
Data processing	2,579	2,416	8,228	7,515
Consulting	1,582	671	4,374	2,298
Amortization of goodwill and core deposit intangibles	433	1,676	1,298	5,021
Other	7,992	8,350	25,280	25,594

Total general and administrative expenses	35,235	33,428	105,613	100,399

Income before minority interest and income taxes	24,566	19,488	71,106	57,209
Minority interests	42	48	131	162
Income taxes	8,519	7,015	24,102	19,835

Income before preferred stock dividends	16,005	12,425	46,873	37,212
Preferred stock dividends	1,353	1,353	4,058	4,058

Net income for common stock	$14,652	$11,072	$42,815	$33,154

Interest rate spread (%)	3.28	3.08	3.28	3.10

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES,INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/ CURTIS Y. HARADA	/s/ ERNEST T. SHIRAKI
Curtis Y. Harada	Ernest T. Shiraki
Controller	Controller
(Principal Accounting Officer of HEI)	(Principal Accounting Officer of HECO)
Date: October 21, 2002	Date: October 21, 2002